Exhibit 10.1
AEROSONIC CORPORATION

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is executed as of May 14, 2009 (the “Effective Date”), by and between Aerosonic Corporation (the “Company”), a Delaware corporation and Bruce J. Stone (“Stone”), to record the agreement regarding Stone’s willingness to make a loan (the “Loan”) to the Company on the terms and conditions set forth in this Agreement:

ARTICLE 1
DEFINITIONS

1.1           Defined Terms.

As used in this Agreement and the exhibits to this Agreement, the following capitalized terms have the respective definitions attributed to them:

 “Advances” has the meaning set forth in Section 2.2.

“Advance Shares” means shares of Common Stock to be issued to Stone by the Company pursuant to Section 2.1, and includes any additional Shares issued in respect of those Shares.

“Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries for the period ended January 31, 2009.

“Balance Sheet Date” means the period ended January 31, 2009.

“Benefit Plan” means every previous and current employee benefit, pension, welfare, or compensation plan, trust, program, practice, agreement, or arrangement that provides benefits, compensation, or deferred compensation to any current or former officer, director, or employee of the Company, any predecessor, or any subsidiary of the Company or any predecessor or his or her survivors, including any bonus, thrift, pension, savings, incentive, insurance, retirement, stock bonus, stock option, stock purchase, profit sharing, loan guarantee, early retirement, deferred compensation, medical reimbursement, relocation assistance, supplemental retirement, stock appreciation right, severance or termination compensation, employee loan or credit extension, and dental, vision, medical, or other health care plan.

“Borrowing” means a borrowing hereunder consisting of Advances made on the same day by Stone to the Company.

“Business Day” means any day that is not a Sunday, Saturday, or holiday observed by commercial banks in Tampa, Florida.

“Closing” means the consummation of the Transactions.

“Closing Date” means the date which is no later than one Business Day after all the conditions precedent set forth in Sections 3.4 and 3.5 have been satisfied or waived by Stone, but in no event later than May 15, 2009.

“Closing Price” means the volume weighted average sales price of a share of the Common Stock on the Stock Exchange or other principal national securities exchange on which the Common Stock is then traded for the 15 trading days preceding the Closing Date.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any regulations (including Temporary Regulations) under that Code that are promulgated.

“Common Stock” means the common stock, par value $.40 per share, of the Company.

“Company SEC Documents” means all forms, notices, reports, schedules, statements, and other documents filed by the Company with the SEC during the period beginning on February 1, 2007, and ending on the Effective Date, whether or not constituting a “filed” document, and includes all proxy statements, registration statements, amendments to registration statements, periodic reports on Forms 10-K, 10-Q, and 8-K, and annual and quarterly reports to shareholders.

“Default” has the meaning indicated in the Note, and the definition of “Default” in the Note is incorporated by reference into this Agreement.

“Drawdown Shares” means shares of Common Stock to be issued to Stone by the Company pursuant to Section 2.1, and includes any additional Shares issued in respect of those Shares.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the SEC promulgated under that act.

“Existing Lender” means Wachovia Bank, N.A., a national banking association, and includes its assignees and successors in interest by operation of law or otherwise.

“Existing Loans” means the loans made by the Existing Lender to the Company pursuant to the Existing Loan Documents, as amended and restated through the Closing Date, including the Renewal and Future Advance Term Loan in the original principal amount of $3,920,000, the Renewal and Amended Term Loan in the original principal amount of $2,000,000, and the Revolving Loan in the maximum principal amount of $2,500,000.

“Existing Loan Documents” means the Revolving and Term Credit and Security Agreement dated February 24, 2004, among the Company, the Existing Lender, and Avionics Specialties, Inc., as amended through the Closing Date, and every document, mortgage, deed of trust, agreement, and instrument executed pursuant to that agreement on or before the Closing Date, as renewed, extended, or waived from time to time on the same terms and conditions that were in effect on the Effective Date (including any extension  or forbearance agreements executed in connection with those documents).

“Financing Documents” mean the Note, the Warrants, this Agreement, and every document, agreement, and instrument executed pursuant to any of the foregoing documents, and all renewals, extensions, amendments, modifications, and supplements to any of the foregoing documents.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles of the United States, as in effect from time to time.

 “Governmental Authority” means a government, a central bank, a securities exchange, a public body or authority, a self-regulatory organization, and any governmental body, agency, authority, commission, department, or subdivision, whether domestic or foreign or local, state, regional, or national.

“Governmental Authorization” means any and every order, right, permit, waiver, consent, license, variance, approval, exemption, certificate, designation, registration, and other authorization given, issued, granted, or otherwise made available by or under the authority of any Governmental Authority pursuant to any law or order.

“IRS” means the United States Internal Revenue Service.

“Lien” means a restriction on the use or transferability of property and any claim or charge on any interest in property securing an obligation owed to, or claimed by, a person other than the owner of the property, whether the claim or charge exists by reason of statute, contract, or common law, and includes a construction lien, a lien or security interest arising from a pledge, mortgage, indenture, encumbrance, hypothecation, trust receipt, deed of trust, conditional sale, security agreement, or collateral assignment and a lease, bailment, or consignment for security purposes.

“Loan Documents” means the Note, this Agreement, and every document, agreement, and instrument executed pursuant to any of those documents or with respect to the Liabilities, and all renewals, extensions, amendments, modifications, and supplements to any of the foregoing documents.

“Material Adverse Effect” means any  material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby,  material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or  material adverse effect upon the ability of Borrower and its Subsidiaries, taken as a whole, to fulfill any obligation under any of the Loan Documents.

“Maximum Availability Amount” means $1,000,000.

“Note” means the 14% Subordinated Note due April 10, 2010, as extended pursuant to the terms and conditions of the Note, in the aggregate principal amount of $1,000,000, to be issued to Stone at the Closing by the Company and the Subsidiaries in the form of Exhibit 1.

“Other Lenders” mean the Redmond Family Investments, LLLP and Martin J. Schaffel.

“Permitted Liens” means any of the following: (a) the leasehold interests of lessors and landlords in any property leased to the Company or any Subsidiary; (b) statutory vendor, carrier, landlord, mechanic, repairmen, warehousemen, and similar Liens that arise or are incurred in good faith in the usual and ordinary course of business for payments that are not delinquent; (c) Liens for Taxes that either are not yet delinquent or are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been recorded in the Company’s books of account in accordance with GAAP; (d) statutory Liens arising or incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old-age pensions, and social security benefits for payments that are not delinquent; (e) Liens arising out of awards or judgments against the Company with respect to which the Company is proceeding with an appeal or other proceeding for review or time for appeal has not yet expired; (f) Liens in favor of issuers of surety bonds and letters of credit issued pursuant to and for the account of the Company in the ordinary course of business; (g) the Liens in favor of the Existing Lender on assets of the Company and the Subsidiaries on the Effective Date that are created under the Existing Loan Documents and secure the Existing Loans; and (h) Liens in favor of a third party in connection with the purchase of equipment or machinery used in the operations of the Company and its Subsidiaries and in the production of products, including equipment used to replace obsolete equipment, equipment used to test and produce products and to maintain or increase capacity.

“Proceeding” means an audit, claim, action, demand, inquiry, lawsuit, proceeding, or investigation by a third party or Governmental Authority (whether formal or informal, pending, threatened, or completed, or civil, criminal, or administrative), and includes asserted claims and assessments and trial, appellate, mediation, arbitration, bankruptcy, and administrative proceedings of every kind.

“Restricted Information” means all information concerning the Company and the Subsidiaries that is confidential, proprietary, or not readily available to the general public, however and whenever acquired, whether furnished or made available in writing, electronic, or any other media format, through inspection of written or electronic documents, or orally in meetings, presentations, and conversations, whether or not a trade secret or designated “secret” or “confidential,” and whether obtained before or after the Effective Date; but excludes in each case information that is publicly available, or is required to be disclosed by law, by a court having jurisdiction, or to respond in good faith to a valid inquiry by a Governmental Authority, or that has been intentionally disclosed by the Company to the public or to a person who does not have either a duty to keep the information confidential or a relationship of privity with the Company as a lender, tenant, partner, employee, customer, professional advisor, or participant in a joint venture (whatever the form of business organization).

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Note, the Warrants, and the Drawdown Shares.

“Securities Act” means the United States Securities Act of 1933, as amended, and includes all rules and regulations of the SEC promulgated under that Act.

“Shares” means the Drawdown Shares and the Warrant Shares.

“Stock Exchange” means the NYSE Amex, the securities exchange on which the Common Stock is traded on the Effective Date.

“Stock Option Plan” means the Aerosonic Corporation 2004 Stock Incentive Plan, as amended and restated on July 26, 2007.

“Subsidiaries” means OP Technologies, Inc., an Oregon corporation, and Avionics Specialties, Inc., a Virginia corporation, both of which are wholly owned subsidiaries of the Company.

 “Tax” means any taxes, assessments, fees, or other charges from time to time or at any time imposed by any law or by any state, commonwealth, federal, foreign, territorial, regulatory, or other court or governmental department, commission, board, bureau, agency or instrumentality.

“Tax Return” means any form, notice, report, return, schedule, statement or declaration filed or required to be filed in connection with the reporting, collection, assessment, or determination of any Tax or the administration of any law or order relating to any Tax.

“Transactions” means the acquisition of the Securities pursuant to this Agreement and the other Financing Documents.

“Warrant Shares” means the shares of Common Stock issuable on exercise of the Warrants.

“Warrant” means a Common Stock Purchase Warrant of the Company to purchase at any time after the one-year anniversary date of their original issue date until April 10, 2015, one share of the Common Stock for a purchase price of $.64 per share, subject to anti-dilution protection and adjustment of the warrant price and number of shares as provided in the Warrant Certificate.

“Warrant Certificate” means a warrant certificate in the form of Exhibit 2, to be issued by the Company to Stone pursuant to this Agreement to evidence the number of Warrants issue to Stone and the terms and conditions of the Warrants.

1.2           Recurring Words.

As used throughout this Agreement, (a) the words “consent” and “approval” are synonymous, (b) the word “including” is always without limitation, (c) neuter words should be construed to include correlative feminine and masculine words, (d) words in the singular number include words in the plural number and vice versa, (e) references to “$” are to dollars of the United States of America, and (f) the following common words and terms have the meanings attributed to them, unless expressly stated to the contrary:

“affiliate” means, with respect to any specified person,  any person directly or indirectly owning 10% or more of the voting stock or rights of such named person or of which the named Person owns 10% or more of such voting stock or rights; any Person controlling, controlled by or under common control with such named Person; any officer, director or employee of such named Person or any Affiliate of the named Person; and any family member of the named Person or any Affiliate of such named Person, including any successor or assign of such affiliate.

“days” means calendar days, including Sundays, Saturdays, and holidays.

“knowledge” when used in reference to the Company, means the current actual awareness of a particular fact or matter by any executive officer of the Company, after due inquiry of all the officers of the Company and those employees of the Company who are reasonably likely to have knowledge of the subject matter as to whether they are aware of any information that would cause any warranty or representation by the Company in this Agreement to be inaccurate in any material respect and includes the content of all correspondence (whether in printed or electronic form) that has been delivered to any officer or employee of the Company, but does not otherwise include any imputed or constructive knowledge of any fact or matter.

“law” includes a local, state, or national code, rule, treaty, statute, ordinance, or regulation and the common law arising from final, non-appealable decisions of Governmental Authorities and state or federal courts in the United States or any other country.

“liability” means a liability, indebtedness, accrued expense, or financial obligation of any kind whatsoever, whether direct or indirect, joint or several, known or unknown, fixed or contingent, accrued or unaccrued, due or to become due, asserted or unasserted, matured or unmatured, recorded or unrecorded, or liquidated or unliquidated.

“order” includes an order, decree, ruling, judgment, or injunction.

“person” includes, in addition to a natural person, a group, trust, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and Governmental Authority, as well as a natural person and two or more natural persons who agree to act in concert for any particular purpose.

1.3           Accounting Terms.

Accounting terms used, but not defined, in this Agreement are to be construed and interpreted in accordance with GAAP as in effect on the Effective Date.

1.4           Exhibits; Headings; References.

The headings preceding the articles and sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.  All exhibits and schedules referred to in this Agreement are an integral part of it and are incorporated by reference in it.  Unless otherwise expressly stated, a reference in this Agreement to an article, section, schedule, or exhibit is to an article, section, schedule, or exhibit of this Agreement.

1.5           Severability.

Each provision of this Agreement should be construed and interpreted so it is valid and enforceable under applicable law.  If a provision of this Agreement (or the application of it) is held by a court to be invalid or unenforceable under applicable law, that provision will be deemed separable from the remaining provisions of this Agreement and will not affect the validity or interpretation of the other provisions of this Agreement or the application of that provision to a person or circumstance to which it is valid and enforceable.

ARTICLE 2
THE LOAN

2.1           Loan; Warrants; Drawdown Shares.

Subject to the terms and conditions of this Agreement:  Stone will lend to the Company and the Company will borrow an aggregate of up to the Maximum Availability Amount, and the Company shall deliver to Stone, (a) on the Closing Date, a Note in the principal amount equal to the Maximum Availability Amount, executed by the Company and each Subsidiary  (b) with respect to each Borrowing, Warrants that are exercisable for the number of Warrant Shares as described on Schedule 1, and (c) with respect to each Borrowing, the number of Drawdown Shares as set forth on Schedule 1.  The Loan will be senior to all other indebtedness of the Company or any Subsidiary, other than (i) the Existing Loans, and (ii) the unsecured loans made by the Other Lenders to the Company and its Subsidiaries, each of such unsecured loans which shall be pari passu with this Loan.  The Advance Shares shall be listed for trading on the Stock Exchange upon approval of the Stock Exchange.

2.2           Availability.

(a)           Stone agrees to make Advances to the Company in an amount at any one time outstanding not to exceed the Maximum Availability Amount.  Each Borrowing shall be made by an irrevocable duly executed Borrowing Notice delivered to Stone (which notice must be received by Stone no later than 10:00 a.m. (Tampa time) on the fifth (5th) Business Day prior to the date that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day.  At Stone’s election, in lieu of delivering the above-described Borrowing Notice, any Authorized Person may give Stone telephonic notice of such request by the required time.  In such circumstances, Borrower agrees that any such telephonic notice will be confirmed with a Borrowing Notice within 24 hours of the giving of such notice and the failure to provide such Borrowing Notice shall not affect the validity of the request.

(b)           After receipt of a request for a Borrowing pursuant to Section 2.2(a), Stone shall, by not later than 3:00 p.m. (Tampa time) on the applicable Funding Date, make available to Borrower by transferring immediately available funds equal to such requested Borrowing to the Designated Accounts designated by the Borrower for such purpose; provided, however, that Stone shall have no obligation to make any Advance if Stone shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Maximum Availability Amount on such Funding Date.  If at any time Stone fails to make available to Borrower on an Applicable Funding Date an Advance in accordance with the provisions of this Section 2.2(b), the Company shall be permitted to borrow the amount of the Advance from the Other Lenders.

2.3           Subordination.

Payment of the Note will be subordinate to the Existing Loans as set forth in the Note.

2.4           Use of Proceeds.

The Company shall use the proceeds from Loan for working capital.

ARTICLE 3
CLOSING OF TRANSACTIONS

3.1           Closing Time and Place.

The parties shall close the Transactions at 10:00 a.m., Tampa, Florida time, on the Closing Date at the offices of the Company, or at any other time and place mutually acceptable to the Company and Stone.

3.2           Obligations of the Company.

At the Closing, the Company shall deliver to Stone:

(a)         a Note  in the form of Exhibit 1 that is payable to Stone in the principal amount of $1,000,000 and duly executed by the Company and the Subsidiaries in favor of Stone;

(b)         a stock certificate of the Company for Stone that is issued in the name of Stone, duly executed by the Company, and represents the number of Drawdown Shares specified for Stone on Schedule 1, and in accordance with the terms set forth in Schedule 1;

(c)         a Warrant Certificate for Stone in the form of Exhibit 2 that is issued in the name of Stone, duly executed by the Company, and exercisable for the number of Warrant Shares specified for Stone on Schedule 1, and in accordance with the terms set forth in Schedule1;

(d)         a Closing Certificate in the form of Exhibit 3 that is signed by the Company’s President and Chief Executive Officer;

(e)         an Officer’s Certificate in the form of Exhibit 4 that is signed by the Company’s acting Chief Financial Officer;

(f)         a certified copy of the resolutions adopted by the Company’s Board of Directors authorizing and approving (i) the execution, delivery, and performance by the Company of the Note, the Warrants, and this Agreement, (ii) the issuance of the Securities and the Warrant Shares, and (iii) the other transactions contemplated by this Agreement and the other Financing Documents; and

(g)         payment to Stone of costs and expenses incurred by Stone to negotiate, document, and close the Transactions in accordance with Section 7.7, up to a maximum of $5,000.00, based upon documented expenses.

3.3           Obligations of Stone.

At the Closing, Stone shall deliver to the Company:

(a)         the first Advance to the Company; and

(b)         a counterpart of a Warrant Certificate in the form of Exhibit 2 that is issued in the name of Stone, duly executed by Stone, and exercisable for the number of Warrant Shares specified for Stone on Schedule 1, and in accordance with the terms set forth in Schedule 1.

3.4           Conditions Precedent of the Company.

The closing obligations of the Company under this Agreement are subject to the following conditions precedent, each of which must be satisfied on or before the Closing Date, unless waived in writing by the Company:

(a)         Representations and Warranties.  Each representation and warranty of Stone in this Agreement must be accurate in all material respects as of the Effective Date and as of the Closing Date;

(b)         Performance of Agreement.  Stone must have performed in all material respects every obligation required by this Agreement to be performed or satisfied by it at or before the Closing;

(c)         Consents and Approvals.  The Company must have received all consents and approvals that are necessary to close the Transactions, including approval of the Transactions by the Board of Directors of the Company and the Subsidiaries; and

(d)         Adverse Proceeding.  A Proceeding must not be pending or threatened before, and a law or order must not have been issued, adopted, enacted, entered, enforced, or held applicable to the Transactions by, any Governmental Authority or any state or federal court in the United States of America or other government that directly or indirectly does or seeks to do any of the following: (i) declare the offer or sale of the Note, the Warrants, or the Drawdown Shares to be illegal; or (ii) permanently enjoin, restrain, or otherwise prohibit the sale of the Note, the Warrants, or the Drawdown Shares pursuant to this Agreement.

A waiver of any condition precedent to the closing obligations of the Company will be valid and effective if approved in writing by the President and Chief Executive Officer of the Company, and any unsatisfied condition precedent will be deemed waived (without further action) by the closing of the Transactions.  The President and Chief Executive Officer of the Company may waive any condition precedent to the Company’s closing obligations without any notice to, or further approval of, the Company’s stockholders or board of directors.

3.5           Conditions Precedent of Stone.

The obligations of Stone to make any Advance under this Agreement are subject to the following conditions precedent, each of which must be satisfied on the Closing Date and as of the date of each Advance, unless waived in writing by Stone:

(a)         Compliance with Agreement.  The Company must have performed in all material respects every obligation required by this Agreement to be performed by it on or before the Closing Date and as of the date of each Advance;

(b)         Representations and Warranties.  Each representation and warranty of the Company contained in this Agreement must be accurate in all material respects as of the as of the Closing Date and as of the date of each Advance, except to the extent the representation or warranty expressly addresses an earlier date, in which case the representation and warranty must be true and accurate as of that earlier date;

(c)         Good Standing Certificates.  Stone must have received a good standing certificate for the Company and each Subsidiary from the appropriate Governmental Authority, dated as of a recent date, and certifying that each of those corporations is an active corporation incorporated under the laws of its jurisdiction and has filed all annual reports and paid all annual report fees that are due through the date of the certificate;

(d)         Adverse Proceeding.  A Proceeding must not be pending or threatened before, and a law or order must not have been issued, adopted,  enacted, entered, enforced, or held applicable to the Transactions by, any Governmental Authority or any state or federal court in the United States or other government that directly or indirectly does or seeks to do any of the following: (i) declare the offer or sale of the Note, the Warrants, or the Drawdown Shares to be illegal; or (ii) permanently enjoin, restrain, or otherwise prohibit the sale of the Note, the Warrants, or the Drawdown Shares pursuant to this Agreement;

(e)         Existing Loans.  Stone must have received written evidence satisfactory to him that confirms the following:  (i) the Existing Lender has consented to the Transactions; (ii) the Existing Lender has entered into the extension agreement provided to Stone on the date hereof with respect to the Existing Loans; (iii) the Existing Lender has agreed that any future insurance proceeds received by the Company in connection with the August 2008 fire at its Clearwater, Florida, facilities will be paid to and become an asset of the Company without any restrictions imposed by the Existing Lender on the use of those funds; and (iv) the Existing Lender has agreed that any proceeds received by the Company from the sale of its Earlysville, Virginia, real property that are in excess of the mortgage balance will become an asset of the Company without restrictions by the Existing Lender on the use of those funds.

A waiver of any condition precedent to the closing obligations of Stone will be valid and effective, if approved in writing by Stone, and any unsatisfied condition precedent will be deemed waived (without further action) by the closing of the Transactions.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Stone the accuracy of the following statements as of the Effective Date and as of the Closing Date:

4.1           Organization and Authority.

(a)         The Company is a corporation that is duly incorporated and validly existing in good standing under the laws of the State of Delaware.  The Company is qualified or registered to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b)         Avionics Specialties, Inc. is a corporation that is duly incorporated and validly existing in good standing under the laws of the State of Virginia.  Avionics Specialties, Inc. is in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(c)         OP Technologies, Inc. is a corporation that is duly incorporated and validly existing in good standing under the laws of the State of Oregon. OP Technologies, Inc. is in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(d)         The Company has all requisite corporate power and authority and the full legal right to own, lease, and operate its properties, to issue the Note, the Shares, and the Warrants, to conduct its business as presently conducted, and to execute, deliver, and perform this Agreement and the other Financing Documents.  Each of the Subsidiaries has all requisite corporate power and authority and the full legal right to own, lease, and operate its properties, to conduct its business as presently conducted, and to execute, deliver, and perform the Financing Documents to which it is a party.

(e)         The Company does not own any capital stock, membership interest, partnership interest, or other ownership interest in any person, except for the Subsidiaries.

(f)         None of the Company or the Subsidiaries is a “foreign person” within the meaning of Section 1445 of the Code.

4.2           Authorization and Validity.

(a)         This Agreement has been duly and validly executed and delivered on behalf of the Company, and each of the other Financing Documents to which the Company is a party will be duly and validly executed by the Company when it is delivered to Stone at the Closing.

(b)         This Agreement is, and (when executed and delivered to Stone at the Closing) each other Financing Document to which the Company is a party will be, a valid and binding obligation of the Company that is enforceable by Stone against the Company in accordance with their respective terms, except in each case to the extent limited by application of general principles of equity and by bankruptcy, insolvency, debtor relief, and similar laws of general application affecting the enforcement of creditors’ rights and debtors’ obligations.

(c)         The Advance Shares are duly authorized for issuance and, when issued to Stone, will be validly issued, fully paid, and non-assessable, free and clean of any Liens, preemptive rights, or restriction on transfer, except for transfer restrictions imposed by state and federal securities laws.

(d)         The Warrants have been duly authorized and, when issued to Stone, will be validly issued, free and clean of any Liens, preemptive rights, or restriction on transfer, except for any transfer restrictions imposed by state and federal securities laws.

(e)         The Warrant Shares have been duly authorized for issuance, reserved for issuance on exercise of the Warrants, and, when issued in exchange for payment of the warrant exercise price, will be validly issued, free and clean of any Liens, preemptive rights, or restriction on transfer, except for any transfer restrictions imposed by state and federal securities laws.

(f)         The issuance, execution, delivery, and performance of the Note by the Subsidiaries have been duly authorized by all requisite corporate action of the Subsidiaries, and no other action on the part of the Subsidiaries or their respective directors, affiliates, or shareholders is necessary for either of the Subsidiaries to issue the Note.

(g)         The Note will be duly and validly executed by the Company and the Subsidiaries when it is delivered to Stone at the Closing.

(h)         When executed and delivered by the Company and the Subsidiaries to Stone at the Closing, the Note will be valid and binding obligations of the Company and the Subsidiaries that are enforceable by Stone against the Company and the Subsidiaries in accordance with its terms, except to the extent limited by application of general principles of equity and by bankruptcy, insolvency, debtor relief, and similar laws of general application affecting the enforcement of creditors’ rights and debtors’ obligations.

4.3           Noncontravention.

The execution, delivery, and performance by the Company of this Agreement and the other Financing Documents to which it is a party, the issuance, execution, delivery, and performance of the Note by the Company and the Subsidiaries, and the Closing of the Transactions will not:

(a)           contravene any law or order;

(b)           conflict with any provision of the Bylaws or Articles or Certificate of Incorporation of the Company or any Subsidiary;

(c)           violate or result in the suspension, revocation, termination, or cancellation of any Governmental Authorization that is necessary for the operation of the business of the Company or any Subsidiary;

(d)           result in the vesting, creation, or exercise of any option to purchase, right of first offer or refusal, or other right to purchase any common stock of the Company or any Subsidiary;

(e)           require any filing, notice, report, application, registration, or other submission of any kind to be made by the Company or any Subsidiary with any Governmental Authority or other person (other than the SEC and the Stock Exchange);

(f)           require any Governmental Authorization to be obtained by the Company or any Subsidiary from any Governmental Authority or any consent, approval, or authorization to be obtained by the Company or any Subsidiary from any other person; or

(g)           conflict with or result in a breach or default, the imposition of a penalty, the creation or attachment of a Lien on any of the Company’s or any Subsidiary’s assets, a suspension, cancellation, or termination (or the creation of any right of suspension, cancellation, or termination), or the acceleration of the maturity of any liability, obligation, or indebtedness of the Company or any Subsidiary, under or pursuant to any order or contract.

4.4           Capitalization.

(a)       The authorized capital stock of the Company consists of 8,000,000 shares of common stock, par value $.40 per share, of which 4,051,110 shares are issued and 3,620,343 shares are outstanding, all of which are fully paid and nonassessable.  All the issued and outstanding shares of Common Stock have been duly authorized and validly issued and were not issued in contravention of any preemptive rights.  The Company does not have authorized or outstanding any other class of debt or equity securities, any right, option, warrant, agreement, commitment, or subscription of any kind obligating it to sell, issue, redeem, transfer, repurchase, or otherwise acquire any shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock or any right, option, warrant, or subscription to acquire any of its capital stock, other than options issued or to be issued under the Stock Option Plan.  To the Company’s knowledge, no proxy, voting trust, voting agreement, shareholder agreement, or other agreement, arrangement, or understanding of any kind exists that entitles any person other than the record owner of any shares of capital stock of the Company to vote those shares or to exercise any right or power (including a right of consent or approval) in respect of those shares.

(b)         All the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid, nonassessable, and owned of record and beneficially by the Company, free and clean of any Lien (other than Liens in favor of the Existing Lender), assessment, adverse claim, preemptive right, contract for sale, option to purchase, right of first refusal, or restriction on transfer, except for transfer restrictions imposed by state and federal securities laws, and are not subject to any proxy, voting trust, shareholder agreement, or other agreement with respect to the voting or transfer of any of the stock.  Except for the class of capital stock owned by the Company, neither of the Subsidiaries has authorized or outstanding any other class of debt or equity securities, any right, option, warrant, agreement, commitment, or subscription of any kind obligating it to sell, issue, redeem, transfer, repurchase, or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock or any right, option, warrant, or subscription to acquire any of its capital stock.

4.5           SEC Filings.

The Company shall deliver to Stone as soon as they become available accurate and complete copies of any report or statement that it mails to its stockholders generally or files with the SEC during the period after the Effective Date and before the Closing Date.  As of their respective dates, these reports and statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them not misleading, in light of the circumstances under which they are made, and these reports and statements will comply in all material respects with all applicable requirements of the Exchange Act and the Securities Act.

4.6           Financial Statements.

(a)         The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries that are included or incorporated in the Company SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise indicated in the notes to them) and fairly present the consolidated financial position, results of operations, and cash flows from operating, investing, and financing activities of the Company and its Subsidiaries as of the dates and for the periods indicated, except that the unaudited consolidated interim financial statements in the Company SEC Documents are subject to normal year-end adjustments and were prepared in accordance with the instructions to SEC Form 10-Q and, accordingly, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles.  The consolidated financial statements of the Company and its Subsidiaries that are included or incorporated in any subsequent report or statement that the Company mails to its shareholders generally or files with the SEC during the period after the Effective Date and before the Closing Date will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise indicated in them, the notes to them, or any related report of the Company’s independent accountants) and will fairly present the financial information that they purport to present, except that the unaudited, consolidated interim financial statements will be subject to normal year-end adjustments and will omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with GAAP.

(b)         All the books of account and financial records of the Company and the Subsidiaries are in the possession of the Company and located at its principal business office, are accurate and complete in all material respects, and have been maintained in accordance with good business practices, and every material transaction affecting the Company’s or a Subsidiary’s business has been recorded in them.

(c)         Any financial projections of the Company or any Subsidiary that have been provided to Stone are reasonable, are based on reasonable assumptions and historical results, can be supported by the Company’s or the Subsidiary’s existing customer contracts and business arrangements, and describe in reasonable detail all material assumptions on which they are based.

(d)         Except to the extent of the stated amount of the allowance for doubtful accounts, all the accounts receivable and notes receivable reflected in the most recent balance sheet included in the Company SEC Documents, and all accounts receivable that have arisen since January 31, 2009, constitute valid and bona fide rights to collect payments from the sale of goods and services in the ordinary course of the business of the Company or a Subsidiary or other valid claims for which all requisite performance has been rendered by the Company or a Subsidiary, will be collectible by the Company or the Subsidiary in the usual and ordinary course of business, and are not subject to any setoff, defense, or counterclaim.  The allowance for doubtful accounts reflected on the most recent balance sheet included in the Company SEC Documents was determined by the Company in a manner consistent with past practices.

 (e)         Except for any liabilities that are accrued, reflected, reserved, or disclosed in the Balance Sheet, that have been incurred in immaterial amounts in the usual and ordinary course of business since the Balance Sheet Date, or that do not exceed $300,000 in the aggregate, the Company and the Subsidiaries do not have any liabilities.  The Company has provided to Stone all detail and information relating to any material liability that is accrued, reflected, reserved, or disclosed in the Balance Sheet.  The Company is not in violation of, or default under, any contract that could give rise to any material liability that is not accrued, reflected, or reserved, and clearly disclosed on the Balance Sheet.

4.7           Brokerage.

Neither the Company nor any Subsidiary has incurred any liability to a broker, finder, investment banker, or other intermediary who is entitled to be paid a fee, commission, or other remuneration in connection with this Agreement or the Transactions.

4.8           Status of Note.

The indebtedness evidenced by the Note, when issued, will not be subordinate to any other liability, obligation, or indebtedness of the Company or any Subsidiary other than the Existing Loans to the extent and only to the extent expressly provided in the Note.

4.9           Affiliate Transactions.

Except as described in the Company SEC Documents, no director, employee, shareholder, or other affiliate of the Company is a party to any agreement, contract, commitment, or transaction with the Company, or has any interest in any property (whether real, personal, or mixed, or tangible or intangible) used in or necessary to the Company’s or any Subsidiary’s business.

4.10        Claims and Litigation.

No Proceeding affecting the Company, a Subsidiary, or the assets or business of the Company or a Subsidiary is pending before any court, mediator, arbitrator, or Governmental Authority or, to the knowledge of the Company, threatened by any person, or otherwise reasonably foreseeable, except as disclosed in the Company SEC Documents and except for any Proceeding pending or threatened that has been fully disclosed to Stone and that would not have a Material Adverse Effect, and the Company is not in default with respect to any order of any court or Governmental Authority.

4.11        Absence of Undisclosed Liabilities.

Except for liabilities, obligations, and Financial Contingencies disclosed in the Company SEC Documents, incurred in immaterial amounts in the usual and ordinary course of business since the Balance Sheet Date, and any others that in the aggregate do not exceed $300,000, neither the Company nor any Subsidiary has any liabilities, obligations, or indebtedness of any nature whatsoever (whether absolute, accrued, direct, indirect, perfected, inchoate, unliquidated, or otherwise, and whether due or to become due).

4.13        Title to Assets; Liens.

The Company and each Subsidiary has good, valid, and marketable record and equitable title to all its assets, free and clear of any Lien (other than Permitted Liens), assessment, adverse claim, preemptive right, contract for sale, option to purchase, or right of first offer or refusal, or any other transfer restriction of any kind whatsoever.  All of the assets of the Company and each Subsidiary are located in the States of Florida, Oregon, or Virginia.

4.14        Governmental Authorizations.

The Company and the Subsidiaries possess all Governmental Authorizations that are legally required for the operation of their respective businesses and their use and ownership of their respective assets.  The Company has furnished to Stone accurate and complete copies of all the Governmental Authorizations, and each of those Governmental Authorizations is in full force and effect, has been duly and validly issued, is not subject to any conditions that are not stated in the authorization, has not been amended, annulled, or revoked in any respect, and will not be cancelled, impaired, or adversely affected in any way by the execution of this Agreement or the Closing of the Transactions.

4.15        Tax Matters.

The Company and each Subsidiary have filed (or will file) with the proper governmental authorities all Tax Returns required by law, except with respect to tax periods for which the applicable statute of limitations (including any waiver or extensions) has expired and:  (a) all the Tax Returns have been prepared in material compliance with all applicable laws and are true and accurate in all material respects; (b) all Taxes reported on those Tax Returns have been fully paid; (c) no unpaid Tax deficiency has been assessed or to the knowledge of the Company is proposed against the Company or any Subsidiary by any taxing authority; and (d) to the knowledge of the Company, no basis exists for any taxing authority to claim or assess any additional Taxes against the Company or any Subsidiary for any period.

4.16        Accuracy of Representations.

None of the information contained in the representations and warranties made by the Company in this Agreement (including any exhibit incorporated by reference into this Agreement) or in any certificate delivered or to be delivered to Stone by the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact that is necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF STONE

Stone represents and warrants to the Company the accuracy of the following statements as of the Effective Date and as of the Closing Date:

5.1           Authority.

Stone has full legal capacity to execute, deliver, and perform this Agreement and every other Financing Document to which he is a party.  The execution, delivery, and performance by Stone of this Agreement and every other Financing Document to which he is a party will not:

(a)         violate any law or order of any court or Governmental Authority;

(b)         require any notice to, filing or registration with, or consent, license, approval, or authorization of, any Governmental Authority or other person; or

(c)         result in a breach or default, the imposition of a penalty, the creation or attachment of a Lien on any of Stone’s assets, a suspension, cancellation, or termination (or create any right of suspension, cancellation, or termination), or the acceleration of the maturity of any liability, obligation, or indebtedness of Stone, under or pursuant to any order or contract to which Stone is a party.

This Agreement has been duly and validly executed and delivered to the Company by Stone, and Stone will have duly and validly executed each of the other Financing Documents to which he is a party before that Financing Document is delivered to the Company at the Closing.  This Agreement is, and (when executed and delivered to the Company at the Closing) each other Financing Document to which Stone is a party will be, valid, effective, and enforceable by the Company against Stone in accordance with its terms, except in each case to the extent limited by application of general principles of equity and by bankruptcy, insolvency, debtor relief, and similar laws of general application affecting the enforcement of creditors’ rights and debtors’ obligations.

5.2           Litigation.

No Proceeding is pending before any court, mediator, arbitrator, or Governmental Authority or (to the knowledge of Stone) asserted or threatened by any person that could adversely affect in any way Stone’s right to purchase and own the Note, the Warrants, and the Advance Shares.

5.3           Brokerage.

Stone has not incurred any liability to a broker, finder, investment banker, or other intermediary who is entitled to be paid by a fee, commission, or other remuneration in connection with this Agreement or the Transactions.

5.4           Communication by Stone.

Stone has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Transactions, and all such questions have been answered to the full satisfaction of Stone.  Furthermore, Stone represents that in connection with its review of this Agreement and the transactions contemplated hereby, he either: (i) has not been represented by counsel and assumes all risks thereto, or (ii) has been represented by counsel other than counsel for the Company.

ARTICLE 6
COVENANTS OF THE COMPANY

6.1           Affirmative Covenants.

From the date of this Agreement and for as long as any of the Liabilities remain unpaid, the Company shall, and shall cause each of the Subsidiaries to:

(a)           unless otherwise waived by the Existing Lender, comply with all of the affirmative covenants set forth in Section 5 of the Existing Loan Documents; and

(b)           provide Stone with copies of all information required to be provided to the Existing Lender under the Existing Loan Documents.

6.2           Negative Covenants.

From the date of this Agreement and for as long as any of the Liabilities remain unpaid, the Company and its Subsidiaries shall:

(a)         unless otherwise waived by the Existing Lender, comply with each negative covenant set forth in Section 6 of the Existing Loan Documents; or

 (b)         not incur, create, assume, or permit to exist a commitment to make a payment under a lease or any other arrangement for the use of property of another person if, immediately thereafter, the aggregate of all such payments to be made during any consecutive 12-month period would exceed $100,000, or enter into any transaction in which it sells, leases, transfers, or exchanges any of its property to a third party and then leases back the same or similar property except for (i) current capital and operating leases existing as of the Closing Date or (ii) any lease or other arrangement entered into with third parties in connection with the use of property of another person for equipment or machinery used in the operations of the Company and its Subsidiaries and in the production of products, including equipment used to replace obsolete equipment, equipment used to test and produce products and to maintain or increase capacity; or

(c)         not, unless approved by Stone, issue (i) any shares of any class of stock , (ii) any other equity securities, or (iii) any debt or equity securities convertible into, or exchangeable for, equity securities (including warrants and stock options), other than the Warrants, the Advance Shares, and awards issued under the Stock Option Plan or to be issued under the Stock Option Plan or to be issued under an amendment to the Stock Option Plan as approved by the stockholders of the Company; or

(d)         not incur, issue, create, assume, or permit to exist any indebtedness for money borrowed from anyone other than Stone, except: (i) the Liabilities; (ii) the Existing Loans; (iii) the purchase of equipment or machinery used in the operations of the Company and its Subsidiaries and in the production of products, including equipment used to replace obsolete equipment, equipment used to test and produce products and to maintain or increase capacity; (iv) accounts payable to trade creditors and current operating expenses that are not aged more than 120 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within that time period; (v) obligations to pay rent in connection with its business operations; (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and (vii) the indebtedness to the Other Lenders in an aggregate amount equal to $1,000,000; or

(e)         not refinance the outstanding loans with the Senior Lender unless the refinancing is on more favorable terms to the Company and its Subsidiaries.

ARTICLE 7
FURTHER AGREEMENTS

7.1           Transfer Agent.

The Company will serve as the initial transfer agent for the Note and the Warrants.  The Company may, in its sole discretion, appoint at any time a commercial transfer agent for the Note and Warrants.

7.2           Brokerage Fees.

The Company and the Subsidiaries shall not pay any fee, commission, or other remuneration to any broker, finder, investment banker, or other intermediary in connection with this Agreement or the Transactions.

7.3           Survival of Provisions.

The respective warranties, obligations, and representations of the parties under this Agreement will survive the Closing and the consummation of the Transactions.  All the obligations of a party under this Agreement will expire when fully paid, performed, or discharged.

7.4           Further Assurances.

At any time and from time to time after the Closing Date, each party to this Agreement shall furnish to any other party to this Agreement any reasonable further assurance of the Transactions that the other party requests, if the requested assurance does not enlarge or extend any existing liability or obligation of the party or impose on the party any new or additional liability or obligation.

7.5           Listing and Reservation of Shares.

The Company shall list the Advance Shares for trading on the Stock Exchange on or before they are issued to Stone.  In addition, the Company shall reserve the Warrant Shares for listing on the Stock Exchange upon official notice of issuance.  Also, the Company shall reserve from its authorized but unissued Common Stock and keep available for issuance until all the Warrants expire or are exercised that number of shares of the Common Stock that will be issuable on exercise of the Warrants.

7.6           Indemnity.

The Company shall indemnify Stone against any and all costs, claims, losses, damages, expenses, and liabilities incurred by Stone and arising out of, in connection with, or as a result of any breach or inaccuracy of any covenant, warranty, or representation of the Company in this Agreement or any other Financing Document.  Stone shall indemnify the Company against any and all costs, claims, losses, damages, expenses, and liabilities incurred by the Company and arising out of, in connection with, or as a result of any breach or inaccuracy of any covenant, warranty, or representation of Stone in this Agreement or any other Financing Document.

7.7           Transaction Expenses.

Whether or not the Transactions are consummated, the Company and the Subsidiaries jointly and severally shall pay all the fees, costs, taxes, charges, and expenses (including attorneys’ fees) incurred by them in connection with the preparation, negotiation, and consummation of the Financing Documents and the Transactions.  Additionally, whether or not the Transactions are consummated, the Company and the Subsidiaries jointly and severally shall pay, on demand, all fees (including reasonable attorneys’ fees), costs, taxes, charges, and expenses incurred by Stone in connection with the preparation, negotiation, and consummation of the Financing Documents and the Transactions, subject to a maximum aggregate amount of $5,000.00.

7.8           Confidentiality.

Stone acknowledges that he has been or will be given access to Restricted Information in its capacity as the owner of a Note, Shares, and Warrant and that it is essential to the successful conduct of the Company’s business that all Restricted Information remain protected and strictly confidential.  Accordingly, Stone shall treat all Restricted Information as strictly confidential and use it only in connection with its evaluation of the Company’s business and exercising his rights under the Financing Documents.  Stone shall not at any time, reveal, discuss, divulge, disclose, or duplicate any Restricted Information in any way, at any time, for any reason, or to any person who is not an officer, director, or professional advisor of the Company who is authorized by the Company to have access to the information and needs to know the information for the purposes of performing its, her, or his responsibilities on behalf of the Company, except to the extent expressly authorized in writing by the Company, and except for any disclosure that is required by law, by a court of competent jurisdiction, or to respond in good faith to a valid inquiry by a Governmental Authority.  Stone shall not use and shall not permit any of his affiliates to use any Restricted Information for any other purpose whatsoever, including the use of any Restricted Information in any way to compete unfairly or improperly with the Company or to purchase or sell any securities of the Company in violation of any applicable law.  The provisions of this Section 7.8 shall survive the payment in full of the obligations under the Loan.

7.9           Registration Rights.

If there is a change in control of the Company, or if the Company files for bankruptcy, the Company will immediately register, on behalf of Stone, the sale of the shares of Common Stock issued upon exercise of the Warrants and the shares of Common Stock issued pursuant to this Agreement (together, the “Stone Shares”).  Further, in the event the Company does not pay the interest on the Subordinated Note in full when due on the first day of each month, as required by the Subordinated Note, or if the Subordinated Note is not paid in full when due, whether at the Maturity Date or upon acceleration of the Maturity Date as a result of a Default by the Company, as required by the Subordinated Note, the Company will immediately register, on behalf of Stone, the sale of the Stone Shares.  The Company’s obligations pursuant to this Section 7.9 relating to the registration of the sale of the Stone Shares are as follows:

The Company shall use commercially reasonable efforts to (a) prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement (the “Registration Statement”) in accordance with the Securities Act as soon as practicable after it is obligated to pursuant to one of the events described above in this Section 7.9 (“Registration Event”), (b) have the Registration Statement declared effective by SEC under the Securities Act as promptly as practicable, and in any event within 90 days after the Registration Event, (c) to respond to comments of the SEC (if any) in connection with that filing, and (d) take all action necessary or appropriate to obtain all permits, approvals, and registrations under applicable state securities or “Blue Sky” laws to ensure that Stone’s sale of the Stone Shares complies with those laws.  The Company shall promptly notify Stone, after it receives the information, of the time when the Registration Statement becomes effective or any supplement or amendment to it is filed with the SEC, the issuance of any stop order, the suspension of the qualification of the shares of Common Stock for offering or sale in any jurisdiction, any request by the SEC for amendment of the Registration Statement, or any comments by the SEC on the Registration Statement, requests by the SEC for additional information, and all responses to SEC comments or requests for additional information.

7.10        Anti-Dilution Protection for Advance Shares.

If the Company does any of the following dilutive acts (a “Share Adjustment Event”) at any time during the period after the Closing Date and before the date when all the Liabilities have been paid in full:

(a)	issues to anyone shares of its Common Stock without consideration or for a purchase price lower than the Closing Price;

(b)
issues to anyone any securities that are convertible into, or exchangeable for, shares of its Common Stock (“Convertible Securities”) without consideration or at an exchange or conversion price lower than the Closing Price; or

(c)
grants or issues to anyone any right, option, warrant, or other agreement to purchase, subscribe for, or otherwise acquire any shares of its Common Stock (“Derivative Securities”) without consideration or at an exercise price lower than the Closing Price;

then, in each case, the Company shall issue to each holder of Advance Shares within ten days after the occurrence of the Share Adjustment Event additional shares of the Common Stock determined by the following formula:

NCS	=	[(CSO + CSP) ÷ (CSO + CSAP)] x CS - CS

Where:

NCS	=	The aggregate number of additional shares of Common Stock issuable to a holder of Advance Shares as a result of the Share Adjustment Event.

CS	=	The number of Advance Shares owned by the shareholder on the date of the Share Adjustment Event, taking into account all previous Share Adjustment Events.

CP	=	The Closing Price.

CSO	=
The number of shares of Common Stock outstanding, excluding (a) the Advance Shares, (b) unissued Warrant Shares, (c) the shares of Common Stock issued pursuant to the Share Adjustment Event, and (d) any other shares of Common Stock issuable on the exercise of any other rights, options, or warrant or on the exchange or conversion of any other securities of the Company.

CSP	=
The number of shares of Common Stock that the purchaser or purchasers of the Convertible Securities, Derivative Securities, or shares of Common Stock pursuant to the Share Adjustment Event would have received for their aggregate investment, if the exercise, purchase, exchange, or conversion price per share for the shares of Common Stock issued or issuable pursuant to the Share Adjustment Event were the Closing Price, instead of the lower exercise, purchase, exchange, or conversion price per share actually paid or to be paid.  If the shares of Common Stock are issued without consideration, the CSP will be zero.

CSAP	=	Number of shares of Common Stock actually issuable on exercise of the new securities

All share adjustment calculations under this Section are to be rounded up to the nearest one hundredth of a share.

An issuance of Convertible Securities that are convertible into, or exchangeable for, shares of Common Stock without consideration will constitute for purposes of this Section an issuance of the maximum number of shares of Common Stock that are issuable on the exchange or conversion of the Convertible Securities, effective as of the date when the Convertible Securities are sold or issued.  Similarly, a grant or issuance of Derivative Securities to purchase, subscribe for, or otherwise acquire shares of Common Stock without consideration will constitute for purposes of this Section an issuance of the maximum number of shares of Common Stock issuable pursuant to the exercise of the Derivative Securities, effective as of the date when the Derivative Securities were granted or issued.  No further adjustment will be required on the subsequent actual issuance of shares of Common Stock pursuant to the exercise of the Derivative Securities or the exchange or conversion of the Convertible Securities.

ARTICLE 8
GENERAL PROVISIONS

8.1           Counterparts.

The parties to this Agreement may execute this Agreement in counterparts by manual or facsimile signature.  Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, collectively, will constitute the same agreement.

8.2           Governing Law

The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions.

8.3           Complete Agreement.

This Agreement records the entire understanding among the parties regarding the Transactions and supersedes any previous or contemporaneous agreement, understanding, or representation, oral or written, by any of them.  The terms of the other Financing Documents are an integral part of this Agreement and are incorporated by reference into this Agreement.

8.4           Rights of Third Parties.

Nothing in this Agreement, whether express or implied, is intended or should be construed to confer or grant to any person, except the parties to this Agreement and their respective assignees and successors in interest (by operation of law or otherwise), any claim, right, remedy, or privilege under, or because of, this Agreement or any provision of it.

8.5           Venue and Jurisdiction.

The parties (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Pinellas County, Florida, (b) stipulate that the proper, exclusive, and convenient venues for all legal proceedings arising out of this Agreement are the Circuit Court for Pinellas County, Florida, for state court proceedings, and the United States District Court for the Middle District of Florida - Tampa Division, for federal court proceedings, and (c) waive any defense, whether asserted by motion or pleading, that those venues are improper or inconvenient.  In any lawsuit arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting the lawsuit.

8.6           Assignment; Binding Effect.

This Agreement is not assignable (by operation of law or otherwise) by any party without the advance written approval of all other parties to this Agreement.  This Agreement shall be binding on each party’s assignees and successors in interest (by operation of law or otherwise) and inure to the benefit of each party’s authorized assignees and successors in interest.

8.7           Waivers, Amendments, and Extensions.

An amendment, extension, or modification of this Agreement or any provision of it will be valid and effective only if it is signed by all the parties to this Agreement.  A waiver of any provision of this Agreement will be valid and effective only if it is evidenced by a writing signed by or on behalf of the party against whom the waiver is sought to be enforced.  At any time on or before the Closing Date, and regardless of whether this Agreement has been approved by any third party or by the members, managers, partners, trustees, shareholders, or board of directors of a party to this Agreement, the parties to this Agreement may in writing: (a) extend the time for performance of any of the obligations or other actions of the other parties; (b) waive any inaccuracies of the representations or warranties of the other parties contained in this Agreement; (c) waive compliance with any of the covenants of the other parties contained in this Agreement; (d) waive performance of any of the obligations of the other parties created under this Agreement; or (e) waive any of the conditions precedent to its own obligations under this Agreement.  No delay or course of dealing by a party to this Agreement in exercising a power, right, or remedy under this Agreement will operate as a waiver of any power, right, or remedy of that party, except to the extent expressly manifested in a writing signed by or on behalf of that party.  In addition, the written waiver by a party of a power, right, or remedy under any provision of this Agreement will not constitute a waiver of any succeeding exercise of the power, right, or remedy or a waiver of the provision itself.

8.8           Notices.

Any notice, demand, waiver, consent, approval, or other communication that is required or permitted to be given to any party under this Agreement will be validly given and delivered only if it is in writing (whether or not this Agreement expressly provides for it to be in writing), delivered personally or sent by fax, email, commercial courier, or first-class, postage prepaid, United States mail (whether or not certified or registered, and whether or not a return receipt is requested or received by the sender) to the appropriate party  at its fax number, email address, or street address that is listed below or that is designated by the party after Closing by a notice to all the other parties to this Agreement that is validly given in accordance with the provisions of this Section:

(a)           If to the Company:

Aerosonic Corporation
1212 North Hercules Avenue
Clearwater, Florida 33765
Fax No.: (727) 447-5926
Email:  dhillman@aerosonic.com
Attention:  Douglas J. Hillman, Chief Executive Officer

with a copy to:

Arent Fox LLP
1675 Broadway, 31st Floor
New York, NY 10019-5820
Fax: (212) 484-3990
Email:  hausner.sanford@arentfox.com
Attention:  Sanford G. Hausner

 (b)           If to Stone:

c/o Gregory M. Levy
Kaufman, Rossin & co.
225 N.E. Mizner Blvd., Suite 250
Boca Raton, FL  33432
Fax:  (561) 750-9781

A validly given and delivered notice, request, demand, waiver, consent, approval, or other communication under this Agreement will be effective and “received” for purposes of this Agreement on the earlier of (i) the day when it is actually received, if it is delivered personally or by commercial courier, (ii) the second day after it is sent, if it is delivered by fax, email, or other means of electronic communication and a copy is also delivered by U.S. mail, or (iii) the fifth day after it is postmarked by the United States Postal Service, if it is delivered by first class, postage prepaid, United States mail.  Each party promptly shall notify the other parties of any change in its fax number, email address, or mailing address for notices.  The delivery to a party’s legal counsel of a copy of a notice, request, demand, waiver, consent, approval, or other communication will not constitute delivery of the notice, request, demand, waiver, consent, approval, or other communication to the party, unless so confirmed in writing by the party’s counsel.

Exhibits:
Exhibit 1 – Form of 14% Subordinated Note
Exhibit 2 – Form of Warrant Certificate
Exhibit 3 – Company Closing Certificate
Exhibit 4 – Officer’s Certificate
[Signature pages follow]

AEROSONIC CORPORATION

WITNESSES:	By:	/s/ Douglas J. Hillman
Douglas J. Hillman
President and Chief Executive Officer

Name:

Name:

	By:	/s/ Bruce J. Stone
BRUCE J. STONE

WITNESSES:

Name:

Name:

SCHEDULE 1

Maximum Availability	Advance Shares	Warrants
$1,000,000.00 $750,000.00 to be made available to the Company on the Closing Date	(1/10th) of one (1) share of Common Stock for each $1.00 in principal amount of each Borrowing.	to purchase 0.25 shares of Common Stock for each $1.00 of principal amount of each Borrowing.

$250,000.00 to be made available to the Company no later than July 5, 2009